AMENDMENT NO. 1
                               TO
         ARCO CHEMICAL COMPANY CAPITAL ACCUMULATION PLAN

                   __________________________


      Pursuant to resolutions adopted by Board of Directors on October 24, 1988, the ARCO Chemical Company Capital Accumulation
Plan (the "Plan") is hereby amended effective as of July 1, 1994:

1. Subparagraph 1.3(b) of the Plan is amended to read as follows:

     "(b) In  determining the Earnings of a Member, the rules  of
          Section 414(q)(6) of the Code shall apply, except in applying such rules, the term "family" shall include only the spouse of the Member and any lineal descendants of the Member who have not attained age 19 before the close of the  year.  If, as a result of the application of  such
          rules  the  adjusted  Annual  Earnings  limitation   is
          exceeded,  then the limitation shall be prorated  among
          the  affected  individuals in proportion to  each  such
          individual's   Earnings   as  determined   under   this
          paragraph prior to the application of this limitation."

2. Subparagraph 1.12(b)(vii) of the Plan is amended to read as follows:

     "(vii) Compensation, for purposes of this Paragraph 1.12 means compensation within the meaning of Section 415(c)(3) of the Code without regard to Section 125, Section 402(e)(3) and Section 402(h)(1)(B) of the Code."

3. A new Paragraph 4.8 is added to the Plan to read as follows:

     "4.8 Exclusive Benefit

          The  corpus or income of the trust may not be  divested
          to  or used for other than the exclusive benefit of the
          Members   and   their  beneficiaries  and   to   defray
          reasonable expenses of administering the Plan."

4. The second paragraph of Paragraph 5.2 is amended to read as follows:

     "All Financed Shares acquired by the Plan shall initially be credited to a loan suspense account, and will be allocated to the Members' Accounts only as payments on the Acquisition Loan are made. Release from the loan suspense account for allocation to Members' Accounts in each Plan Year shall be based on shares of stock or other non-monetary units, rather than by dollar amount, and shall not be less than the number calculated as follows:"

     Executed this 1st day of April, 1996.


ATTEST                                 ARCO CHEMICAL COMPANY


     /s/ JOHN G. CHOU                       /s/ FRANK W. WELSH
BY:_______________________             By:___________________________
                                             FRANK W. WELSH
                                             Vice President
                                             Human Resources